CONSENT OF INDEPENDENT AUDITORS



The Board of Directors of Aetna Life Insurance and Annuity Company and Contractholders of Aetna Variable Annuity Account C:


We consent to the use of our reports dated February 4, 1997 and February 14, 1997 incorporated by reference in registration statement (No. 33-75962) on Form N-4 and to the reference to our firm under the caption "CONDENSED FINANCIAL INFORMATION" in the Prospectus.

                                            /s/ KPMG Peat Marwick LLP


Hartford, Connecticut
November 13, 1997